500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
October 24, 2024	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc., Announces Financial Results for Q3 2024

Baton Rouge, La. (October 24, 2024) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended September 30, 2024, including net income available to common shareholders of $16.5 million or $0.65 per diluted common share, increases of $0.6 million and $0.03, respectively, compared to the linked quarter ended June 30, 2024. On a non-GAAP basis, core net income for the quarter ended September 30, 2024, which excludes certain income and expenses, was $17.2 million or $0.68 per diluted common share, increases of $1.0 million and $0.04, from the linked quarter.

"In the third quarter our team again demonstrated consistent improvement in fundamental performance,” said Jude Melville, chairman, president and CEO of Business First Bancshares. “Measured and productive growth, strengthened capital ratios, improved margins and increased income from newer non-spread-based lines of business, in addition to expense discipline of which I am especially proud, which positions us solidly to continue meeting our stakeholders’ expectations in coming quarters."

On Thursday, October 24, 2024, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the third quarter in the amount of $0.14 per share. The preferred and common dividends will be paid on November 30, 2024, or as soon thereafter as practicable, to the shareholders of record as of November 15, 2024.

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Quarterly Highlights

•Net Interest Margin (NIM) Expansion. For the quarter ended September 30, 2024, net interest income totaled $56.1 million and net interest margin and net interest spread were 3.51% and 2.54%, respectively, compared to $54.0 million, 3.45% and 2.47% for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $0.7 million) were 3.46% and 2.50% for the quarter ended September 30, 2024, compared to 3.34% and 2.37% (excluding loan discount accretion of $1.7 million) for the linked quarter.

•Noninterest Income Investments. Business First continued to show signs of improvement in noninterest income revenue sources. For the quarter ended September 30, 2024, the newly formed customer swap business produced revenue of $0.9 million, an increase of $0.7 million when compared to the linked quarter.

•Measured Loan Growth. Loans held for investment increased $57.3 million or 1.11%, 4.41% annualized, from the linked quarter.

•Deposit Growth. During the quarter ended September 30, 2024, deposits increased $77.3 million or 1.39%, 5.53% annualized, compared to the linked quarter.

•Oakwood Acquisition. On October 1, 2024, Business First closed its previously announced acquisition of Oakwood Bancshares, Inc. (Oakwood) and its wholly-owned subsidiary, Oakwood Bank. Oakwood had approximately $863.6 million of total assets, $700.2 million of loans, and $741.3 million of deposits as of September 30, 2024.

•b1BANK President Appointment. N. Jerome “Jerry” Vascocu Jr. was promoted to the position of b1BANK president, effective October 16, 2024. Prior to his promotion to President of b1BANK, Jerry Vascocu served as b1BANK's executive vice president and chief administrative officer since joining the bank in 2022. Jude Melville, who previously served as president, retains the titles of chairman and chief executive officer of the bank.

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Statement of Financial Condition

Loans

Loans held for investment increased $57.3 million or 1.11%, 4.41% annualized, from the linked quarter. Loan growth from the linked quarter was largely attributable to net growth in the commercial real estate portfolio of $58.3 million and $16.9 million in the C&D portfolio.

Production was led by the North Louisiana and New Orleans regions which accounted for approximately three-fourths of net loan growth from the linked quarter based on unpaid principal balance. Based on unpaid principal balances, Texas-based loans represent approximately 35% of the overall loan portfolio as of September 30, 2024, which was down from 36% from the linked quarter due to net paydowns in the quarter.

Credit Quality

Credit quality metrics remain solid, but some migration occurred during the quarter ended September 30, 2024, compared to the linked quarter. The ratio of nonperforming loans compared to loans held for investment increased 7 basis points to 0.50% at September 30, 2024, while the ratio of nonperforming assets compared to total assets increased 4 basis points to 0.40% at September 30, 2024. The increases were attributable to a $4.9 million increase in nonaccrual loans compared to the linked quarter.

Securities

The securities portfolio increased $41.0 million or 4.69%, from the linked quarter, impacted by $27.4 million in positive fair value adjustments. The securities portfolio, based on estimated fair value, represented 13.30% of total assets as of September 30, 2024.

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Deposits
Deposits increased $77.3 million or 1.39%, 5.53% annualized, for the quarter ended September 30, 2024, compared to the linked quarter. During the same quarter, interest-bearing accounts drove the increase with $196.5 million in growth, offset by $119.3 million reduction in non-interest bearing accounts compared to the linked quarter.
The increase in interest-bearing deposits was largely attributable to a $160.8 million increase in money market accounts. The weighted average money market portfolio rate declined by 35 basis points from the linked quarter, from 4.22% to 3.87%.
Borrowings
Borrowings increased $65.0 million, or 15.17%, from the linked quarter due primarily to an additional short-term, 14-day Federal Home Loan Bank advance with a rate of 4.88% which matured on October 1, 2024, and was subsequently refinanced.
Shareholders’ Equity

Accumulated other comprehensive income (AOCI) increased $21.6 million, or 31.92%, during the third quarter due to positive after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $24.59 at September 30, 2024, compared to $23.24 at June 30, 2024, a 5.81% increase from the linked quarter. On a non-GAAP basis, tangible book value per common share increased from $19.22 at June 30, 2024, to $20.60 at September 30, 2024, a 7.18% increase from the linked quarter.

Results of Operations
Net Interest Income

For the quarter ended September 30, 2024, net interest income totaled $56.1 million, compared to $54.0 million from the linked quarter. Loan and interest-earning asset yields of 7.12% and 6.42%, respectively, increased 5 and 4 basis points, respectively, compared to 7.07% and 6.38% from the linked quarter. Both ratio increases were impacted by $1.0 million less in loan discount accretion. Net interest margin and net interest spread were 3.51% and 2.54% compared to 3.45% and 2.47% for the linked quarter. The overall cost of funds, which included noninterest-bearing deposits, remained stable at 3.07% from the linked quarter.

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Non-GAAP net interest income (excluding loan discount accretion of $0.7 million) totaled $55.4 million for the quarter ended September 30, 2024, compared to $52.3 million (excluding loan discount accretion of $1.7 million) for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $0.7 million) were 3.46% and 2.50%, respectively, for the quarter ended September 30, 2024, compared to 3.34% and 2.37% (excluding loan discount accretion of $1.7 million) for the linked quarter. Excluding loan discount accretion, loan yields increased 13 basis points to 7.07% from 6.94%, and interest earnings asset yields increased 10 basis points to 6.38% from 6.28%, compared to the linked quarter. Yield improvements were partially driven by Business First's increased production in its factoring portfolio.
Provision for Credit Losses
During the quarter ended September 30, 2024, Business First recorded a provision for credit losses of $1.7 million, compared to $1.3 million from the linked quarter. The current quarter’s reserve growth was largely attributable to net charge-offs, loan growth, changes in qualitative factors, and slight deterioration in the economic forecasts.

Other Income
For the quarter ended September 30, 2024, other income decreased $1.4 million or 11.51%, compared to the linked quarter. The net decrease was largely attributable to a $1.9 million gain on sale of a single, U.S. Small Business Administration (SBA) loan in the linked quarter, partially offset by an increase of $0.7 million in swap fee income for the quarter ended September 30, 2024.

Other Expenses
For the quarter ended September 30, 2024, other expenses decreased by $660,000 or 1.53%, compared to the linked quarter. The decrease was largely attributable to a $646,000 decrease in salaries and employee benefits due to lower self-insurance claims.
Excluding non-GAAP other expenses, Business First's core expenses decreased by $1.1 million from the linked quarter due to the previously mentioned $646,000 decrease in salaries and employee benefits and $511,000 in core conversion expenses attributable to Business First's core conversion scheduled for the second quarter of 2025.

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Return on Assets and Common Equity
Return to common shareholders on average assets and common equity, each on an annualized basis, were 0.97% and 10.76% for the quarter ended September 30, 2024, compared to 0.95% and 10.94%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.01% and 11.23% for the quarter ended September 30, 2024, compared to 0.98% and 11.22%, respectively, for the linked quarter. Returns on equity for the current quarter were offset by the large increase in AOCI compared to the linked quarter. Excluding the $13.2 million average AOCI increase during the quarter, the non-GAAP return on common equity for the quarter improved to 11.48%.

Conference Call and Webcast
Executive management will host a conference call and webcast to discuss results on Thursday, October 24, 2024, at 4:00 p.m. Central Time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 5274174, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/a2ui6eo8. On the day of the presentation, the corresponding slide presentation will be available to view on the b1BANK website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.
Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $6.9 billion in assets, $6.9 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and Texas providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-

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related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements
Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information
For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation
This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
(Dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023

Balance Sheet Ratios

Loans (HFI) to Deposits	92.54%	92.80%	94.79%
Shareholders' Equity to Assets Ratio	10.15%	9.91%	9.31%

Loans Receivable Held for Investment (HFI)

Commercial	$1,496,480	$1,520,392	$1,332,384
Real Estate:
Commercial	2,256,370	2,198,119	2,128,855
Construction	654,353	637,466	708,835
Residential	743,878	743,876	686,921
Total Real Estate	3,654,601	3,579,461	3,524,611
Consumer and Other	69,037	62,999	63,278
Total Loans (Held for Investment)	$5,220,118	$5,162,852	$4,920,273

Allowance for Loan Losses

Balance, Beginning of Period	$41,412	$41,165	$42,013
Charge-Offs - Quarterly	(1,424)	(1,426)	(2,423)
Recoveries - Quarterly	295	91	685
Provision for Loan Losses - Quarterly	1,871	1,582	854
Balance, End of Period	$42,154	$41,412	$41,129

Allowance for Loan Losses to Total Loans (HFI)	0.81%	0.80%	0.84%
Allowance for Credit Losses to Total Loans (HFI)/(1)	0.86%	0.86%	0.90%
Net Charge-Offs (Recoveries) to Average Quarterly Total Loans	0.02%	0.03%	0.04%

Remaining Loan Purchase Discount	$9,003	$9,690	$14,752

Nonperforming Assets

Nonperforming
Nonaccrual Loans	$25,874	$21,008	$16,029
Loans Past Due 90 Days or More	185	1,355	247
Total Nonperforming Loans	26,059	22,363	16,276
Other Nonperforming Assets:
Other Real Estate Owned	1,787	1,983	1,558
Other Nonperforming Assets	—	—	—
Total other Nonperforming Assets	1,787	1,983	1,558
Total Nonperforming Assets	$27,846	$24,346	$17,834

Nonperforming Loans to Total Loans (HFI)	0.50%	0.43%	0.33%
Nonperforming Assets to Total Assets	0.40%	0.36%	0.27%

(1) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Per Share Data

Basic Earnings per Common Share	$0.65	$0.63	$0.76	$1.77	$2.04
Diluted Earnings per Common Share	0.65	0.62	0.76	1.75	2.02
Dividends per Common Share	0.14	0.14	0.12	0.42	0.36
Book Value per Common Share	24.59	23.24	21.01	24.59	21.01

Average Common Shares Outstanding	25,289,094	25,265,495	25,111,548	25,227,319	25,064,856
Average Diluted Common Shares Outstanding	25,440,247	25,395,614	25,288,660	25,421,746	25,281,908
End of Period Common Shares Outstanding	25,519,501	25,502,175	25,344,168	25,519,501	25,344,168

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	0.97%	0.95%	1.17%	0.89%	1.09%
Return to Common Shareholders on Average Common Equity (1)	10.76%	10.94%	14.16%	10.08%	13.00%
Net Interest Margin (1)	3.51%	3.45%	3.61%	3.43%	3.66%
Net Interest Spread (1)	2.54%	2.47%	2.68%	2.46%	2.79%
Efficiency Ratio (2)	63.45%	65.14%	59.23%	66.02%	61.04%

Total Quarterly/Year-to-Date Average Assets	$6,788,644	$6,711,173	$6,474,935	$6,722,716	$6,290,886
Total Quarterly/Year-to-Date Average Common Equity	610,018	583,184	535,211	590,354	526,398

Other Expenses

Salaries and Employee Benefits	$24,877	$25,523	$22,487	$75,816	$68,002
Occupancy and Bank Premises	2,630	2,634	2,428	7,778	7,131
Depreciation and Amortization	1,844	1,742	1,690	5,262	5,120
Data Processing	2,881	2,641	2,024	8,101	6,544
FDIC Assessment Fees	887	874	779	2,589	2,804
Legal and Other Professional Fees	873	1,042	766	2,781	2,340
Advertising and Promotions	1,057	966	1,202	3,168	3,576
Utilities and Communications	716	718	758	2,108	2,199
Ad Valorem Shares Tax	900	900	965	2,700	2,895
Directors' Fees	245	268	278	795	817
Other Real Estate Owned Expenses and Write-Downs	11	71	14	119	183
Merger and Conversion-Related Expenses	319	409	2	1,068	173
Other	5,210	5,322	5,214	15,797	15,204
Total Other Expenses	$42,450	$43,110	$38,607	$128,082	$116,988

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Other Income

Service Charges on Deposit Accounts	$2,723	$2,537	$2,540	$7,699	$7,234
Loss on Sales of Securities	(13)	—	—	(14)	(62)
Debit Card and ATM Fee Income	1,864	1,950	1,581	5,590	4,797
Bank-Owned Life Insurance Income	679	627	604	1,885	1,675
Gain on Sales of Loans	122	2,460	321	2,721	1,426
Mortgage Origination Income	98	35	108	202	238
Fees and Brokerage Commission	1,968	1,875	1,933	5,780	5,537
Gain on Sales of Other Real Estate Owned	(16)	2	85	49	308
Losses on Disposal of Other Assets	—	(15)	(23)	(15)	(14)
Gain on Sale of Branch	—	—	932	—	932
Gain on Extinguishment of Debt	—	—	517	—	—
Swap Fee Income	937	285	—	1,451	1,458
Pass-Through Income (Loss) from Other Investments	335	392	(11)	1,022	2,974
Other	2,077	2,028	1,296	5,966	3,726
Total Other Income	$10,774	$12,176	$9,883	$32,336	$30,229

(1) Average outstanding balances are determined utilizing daily averages and average yield/rate is calculated utilizing an actual day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income (excluding security sales gains/losses) plus net interest income less gain/loss on sales of securities.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023

Assets

Cash and Due From Banks	$213,199	$208,051	$191,461
Federal Funds Sold	169,980	113,587	196,616
Securities Purchased under Agreements to Resell	25,879	—	—
Securities Available for Sale, at Fair Values	916,091	875,048	849,704
Mortgage Loans Held for Sale	—	680	652
Loans and Lease Receivable	5,220,118	5,162,852	4,920,273
Allowance for Loan Losses	(42,154)	(41,412)	(41,129)
Net Loans and Lease Receivable	5,177,964	5,121,440	4,879,144
Premises and Equipment, Net	67,617	68,545	64,674
Accrued Interest Receivable	32,547	30,617	28,060
Other Equity Securities	39,555	38,805	32,591
Other Real Estate Owned	1,787	1,983	1,558
Cash Value of Life Insurance	101,362	100,684	95,906
Deferred Taxes, Net	20,852	25,888	34,660
Goodwill	91,527	91,527	88,391
Core Deposit and Customer Intangibles	10,326	10,849	12,418
Other Assets	19,963	16,185	12,946

Total Assets	$6,888,649	$6,703,889	$6,488,781

Liabilities

Deposits
Noninterest-Bearing	$1,190,942	$1,310,204	$1,412,406
Interest-Bearing	4,450,004	4,253,466	3,778,317
Total Deposits	5,640,946	5,563,670	5,190,723

Securities Sold Under Agreements to Repurchase	21,529	18,445	23,245
Bank Term Funding Program	—	—	300,009
Federal Home Loan Bank Borrowings	367,202	305,208	214,184
Subordinated Debt	99,818	99,875	100,048
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	3,752	4,517	11,188
Other Liabilities	50,878	42,644	4,018

Total Liabilities	6,189,125	6,039,359	5,884,415

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	25,520	25,502	25,344
Additional Paid-In Capital	398,237	397,851	396,121
Retained Earnings	249,981	237,031	205,207
Accumulated Other Comprehensive Loss	(46,144)	(67,784)	(94,236)

Total Shareholders' Equity	699,524	664,530	604,366

Total Liabilities and Shareholders' Equity	$6,888,649	$6,703,889	$6,488,781

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Interest Income:
Interest and Fees on Loans	$93,307	$90,604	$84,575	$269,858	$237,566
Interest and Dividends on Securities	6,417	5,933	5,053	17,949	14,932
Interest on Federal Funds Sold and Due From Banks	3,017	3,333	3,694	10,815	6,164
Total Interest Income	102,741	99,870	93,322	298,622	258,662

Interest Expense:
Interest on Deposits	41,303	40,900	30,110	120,232	72,718
Interest on Borrowings	5,324	4,961	7,918	16,736	24,575
Total Interest Expense	46,627	45,861	38,028	136,968	97,293

Net Interest Income	56,114	54,009	55,294	161,654	161,369

Provision for Credit Losses	1,665	1,310	604	4,161	4,364

Net Interest Income After Provision for Credit Losses	54,449	52,699	54,690	157,493	157,005

Other Income:
Service Charges on Deposit Accounts	2,723	2,537	2,540	7,699	7,234
Loss on Sales of Securities	(13)	—	—	(14)	(62)
Gain on Sales of Loans	122	2,460	321	2,721	1,426
Other Income	7,942	7,179	7,022	21,930	21,631
Total Other Income	10,774	12,176	9,883	32,336	30,229

Other Expenses:
Salaries and Employee Benefits	24,877	25,523	22,487	75,816	68,002
Occupancy and Equipment Expense	5,828	5,717	5,445	16,902	15,558
Merger and Conversion-Related Expense	319	409	2	1,068	173
Other Expenses	11,426	11,461	10,673	34,296	33,255
Total Other Expenses	42,450	43,110	38,607	128,082	116,988

Income Before Income Taxes	22,773	21,765	25,966	61,747	70,246

Provision for Income Taxes	4,930	4,559	5,511	13,128	15,027

Net Income	17,843	17,206	20,455	48,619	55,219

Preferred Stock Dividends	1,351	1,350	1,351	4,051	4,051

Net Income Available to Common Shareholders	$16,492	$15,856	$19,104	$44,568	$51,168

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate

Assets
Interest Earning Assets:
Total Loans	$5,212,948	$93,307	7.12%	$5,153,642	$90,604	7.07%	$4,906,917	$84,575	6.84%
Securities	924,012	6,417	2.76%	891,384	5,933	2.68%	885,792	5,053	2.26%
Interest-Bearing Deposit in Other Banks	227,035	3,017	5.29%	246,590	3,333	5.44%	278,420	3,694	5.26%
Total Interest Earning Assets	6,363,995	102,741	6.42%	6,291,616	99,870	6.38%	6,071,129	93,322	6.10%
Allowance for Loan Losses	(41,554)			(41,450)			(42,120)
Noninterest- Earning Assets	466,203			461,007			445,926
Total Assets	$6,788,644	$102,741		$6,711,173	$99,870		$6,474,935	$93,322

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$4,308,780	$41,303	3.81%	$4,268,207	$40,900	3.85%	$3,703,682	$30,110	3.23%
Subordinated Debt	99,854	1,353	5.39%	99,913	1,354	5.45%	100,400	1,363	5.39%
Subordinated Debt - Trust Preferred Securities	5,000	114	9.07%	5,000	113	9.09%	5,000	111	8.81%
Bank Term Funding Program	—	—	—%	—	—	—%	300,000	3,422	4.53%
Advances from Federal Home Loan Bank (FHLB)	347,476	3,723	4.26%	324,691	3,372	4.18%	284,930	2,875	4.00%
Other Borrowings	20,971	134	2.54%	19,164	122	2.56%	23,542	147	2.48%
Total Interest-Bearing Liabilities	$4,782,081	$46,627	3.88%	$4,716,975	$45,861	3.91%	$4,417,554	$38,028	3.42%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,269,282			$1,297,085			$1,399,293
Other Liabilities	55,333			41,999			50,947
Total Noninterest-Bearing Liabilities	1,324,615			1,339,084			1,450,240
Shareholders' Equity:
Common Shareholders' Equity	610,018			583,184			535,211
Preferred Equity	71,930			71,930			71,930
Total Shareholders' Equity	681,948			655,114			607,141
Total Liabilities and Shareholders' Equity	$6,788,644			$6,711,173			$6,474,935

Net Interest Spread			2.54%			2.47%			2.68%
Net Interest Income		$56,114			$54,009			$55,294
Net Interest Margin			3.51%			3.45%			3.61%

Overall Cost of Funds			3.07%			3.07%			2.59%
Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
(Dollars in thousands)	September 30, 2024			September 30, 2023
	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate
Assets

Interest Earning Assets:
Total Loans	$5,131,474	$269,858	7.02%	$4,829,537	$237,566	6.58%
Securities	901,525	17,949	2.66%	909,901	14,932	2.19%
Interest-Bearing Deposit in Other Banks	267,815	10,815	5.39%	150,995	6,164	5.46%
Total Interest Earning Assets	6,300,814	298,622	6.33%	5,890,433	258,662	5.87%
Allowance for Loan Losses	(41,178)			(41,888)
Noninterest- Earning Assets	463,080			442,341
Total Assets	$6,722,716	$298,622		$6,290,886	$258,662

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$4,216,866	$120,232	3.81%	$3,482,797	$72,718	2.79%
Subordinated Debt	99,913	4,063	5.43%	106,555	4,003	5.02%
Subordinated Debt - Trust Preferred Securities	5,000	340	9.08%	5,000	317	8.48%
Bank Term Funding Program	86,496	2,788	4.31%	238,274	8,111	4.55%
Advances from Federal Home Loan Bank (FHLB)	298,735	9,189	4.11%	368,542	11,755	4.26%
Other Borrowings	18,758	356	2.54%	22,177	389	2.35%
Total Interest-Bearing Liabilities	$4,725,768	$136,968	3.87%	$4,223,345	$97,293	3.08%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,283,035			$1,427,821
Other Liabilities	51,629			41,392
Total Noninterest-Bearing Liabilities	1,334,664			1,469,213
Shareholders' Equity:
Common Shareholders' Equity	590,354			526,398
Preferred Equity	71,930			71,930
Total Shareholders' Equity	662,284			598,328
Total Liabilities and Shareholders' Equity	$6,722,716			$6,290,886

Net Interest Spread			2.46%			2.79%
Net Interest Income		$161,654			$161,369
Net Interest Margin			3.43%			3.66%

Overall Cost of Funds			3.04%			2.30%

Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Interest Income:
Interest income	$102,741	$99,870	$93,322	$298,622	$258,662
Core interest income	102,741	99,870	93,322	298,622	258,662
Interest Expense:
Interest expense	46,627	45,861	38,028	136,968	97,293
Core interest expense	46,627	45,861	38,028	136,968	97,293
Provision for Credit Losses: (b)
Provision for credit losses	1,665	1,310	604	4,161	4,364
Core provision expense	1,665	1,310	604	4,161	4,364
Other Income:
Other income	10,774	12,176	9,883	32,336	30,229
Gain on former bank premises and equipment	—	—	—	(50)	—
Losses on sale of securities	13	—	—	14	62
Gain on sale of branch	—	—	(932)	—	(932)
Gain on extinguishment of debt	—	—	(517)	—	(1,458)
Core other income	10,787	12,176	8,434	32,300	27,901
Other Expense:
Other expense	42,450	43,110	38,607	128,082	116,988
Acquisition-related expenses (2)	(319)	(419)	(2)	(1,453)	(173)
Core conversion expenses	(511)	—	—	(511)	—
Core other expense	41,620	42,691	38,605	126,118	116,815
Pre-Tax Income: (a)
Pre-tax income	22,773	21,765	25,966	61,747	70,246
Gain on former bank premises and equipment	—	—	—	(50)	—
Losses on sale of securities	13	—	—	14	62
Gain on sale of branch	—	—	(932)		(932)
Gain on extinguishment of debt	—	—	(517)	—	(1,458)
Acquisition-related expenses (2)	319	419	2	1,453	173
Core conversion expenses	511	—	—	511	—
Core pre-tax income	23,616	22,184	24,519	63,675	68,091
Provision for Income Taxes: (1)
Provision for income taxes	4,930	4,559	5,511	13,128	15,027
Tax on losses on former bank premises and equipment	—	—	—	(11)	—
Tax on losses on sale of securities	3	—	—	3	13
Tax on gain on sale of branch	—	—	(197)	—	(197)
Gain on extinguishment of debt	—	—	(109)	—	(308)
Tax on acquisition-related expenses (2)	—	2	—	91	20

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Tax on core conversion expenses	108	—	—	108	—
Core provision for income taxes	5,041	4,561	5,205	13,319	14,555

Preferred Dividends:
Preferred dividends	1,351	1,350	1,351	4,051	4,051
Core preferred dividends	1,351	1,350	1,351	4,051	4,051
Net Income Available to Common Shareholders:
Net income available to common shareholders	16,492	15,856	19,104	44,568	51,168
Losses on former bank premises and equipment, net of tax	—	—	—	(39)	—
Losses on sale of securities, net of tax	10	—	—	11	49
Gain on sale of branch		—	(735)		(735)
Gain on extinguishment of debt, net of tax	—	—	(408)	—	(1,150)
Acquisition-related expenses (2), net of tax	319	417	2	1,362	153
Core conversion expenses, net of tax	403	—	—	403	—
Core net income available to common shareholders	$17,224	$16,273	$17,963	$46,305	$49,485
Pre-tax, pre-provision earnings available to common shareholders (a+b)	$24,438	$23,075	$26,570	$65,908	$74,610
Losses on former bank premises and equipment	—	—	—	(50)	—
Loss on sale of securities	13	—	—	14	62

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Gain on sale of branch		—	(932)		(932)
Gain on extinguishment of debt	—	—	(517)	—	(1,458)
Acquisition-related expenses (2)	319	419	2	1,453	173
Occupancy and bank premises - storm repair	511	—	—	511	—
Core pre-tax, pre-provision earnings	$25,281	$23,494	$25,123	$67,836	$72,455

Average Diluted Common Shares Outstanding	25,440,247	23,395,614	25,288,660	25,421,746	25,281,908

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.65	$0.62	$0.76	$1.75	$2.02
Losses on former bank premises and equipment, net of tax	—	—	—	—	—
Loss on sale of securities, net of tax	—	—	—	—	—
Gain on sale of branch, net of tax	—	—	(0.03)	—	(0.03)
Gain on extinguishment of debt, net of tax	—	—	(0.02)	—	(0.04)
Acquisition-related expenses (2), net of tax	0.01	0.02	—	0.05	0.01
Core conversion expenses,net of tax	0.02	—	—	0.02	—
Core diluted earnings per common share	$0.68	$0.64	$0.71	$1.82	$1.96

Pre-tax, pre-provision profit diluted earnings per common share	$0.96	$0.91	$1.05	$2.59	$2.95
Losses on former bank premises and equipment	—	—	—	—	—
Loss on sale of securities	—	—	—	—	—
Gain on sale of branch	—	—	(0.04)	—	(0.04)
Gain on extinguishment of debt	—	—	(0.02)	—	(0.06)
Acquisition-related expenses (2)	0.01	0.02	—	0.06	0.01
Core converison expenses	0.02	—	—	0.02	—
Core pre-tax, pre-provision diluted earnings per common share	$0.99	$0.93	$0.99	$2.67	$2.86

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2024 and 2023. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023

Total Shareholders' (Common) Equity:
Total shareholders' equity	$699,524	$664,530	$604,366
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	627,594	592,600	532,436
Goodwill	(91,527)	(91,527)	(88,391)
Core deposit and customer intangible	(10,326)	(10,849)	(12,418)
Total tangible common equity	$525,741	$490,224	$431,627

Total Assets:
Total assets	$6,888,649	$6,703,889	$6,488,781
Goodwill	(91,527)	(91,527)	(88,391)
Core deposit and customer intangible	(10,326)	(10,849)	(12,418)
Total tangible assets	$6,786,796	$6,601,513	$6,387,972

Common shares outstanding	25,519,501	25,502,175	25,344,168

Book value per common share	$24.59	$23.24	$21.01
Tangible book value per common share	$20.60	$19.22	$17.03
Common equity to total assets	9.11%	8.84%	8.21%
Tangible common equity to tangible assets	7.75%	7.43%	6.76%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended				Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023		September 30, 2024	September 30, 2023

Total Quarterly Average Assets	$6,788,644	$6,711,173	$6,474,935		$6,722,716	$6,290,886
Total Quarterly Average Common Equity	$610,018	$583,184	$535,211		$590,354	$526,398

Net Income Available to Common Shareholders:
Net income available to common shareholders	$16,492	$15,856	$19,104		$44,568	$51,168
Gain on former bank premises and equipment, net of tax	—	—	—		(39)	—
Loss on sale of securities, net of tax	10	—	—		11	49
Gain on sale of branch, net of tax	—	—	(735)		—	(735)
Gain on extinguishment of debt, net of tax	—	—	(408)		—	(1,150)
Acquisition-related expenses, net of tax	319	417	2		1,362	153
Core conversion expenses, net of tax	403	—	—		403	—
Core net income available to common shareholders	$17,224	$16,273	$17,963		$46,305	$49,485

Return to common shareholders on average assets (annualized) (2)	0.97%	0.95%	1.17%		0.89%	1.09%
Core return on average assets (annualized) (2)	1.01%	0.98%	1.10%		0.92%	1.05%
Return to common shareholders on average common equity (annualized) (2)	10.76%	10.94%	14.16%		10.08%	13.00%
Core return on average common equity (annualized) (2)	11.23%	11.22%	13.32%		10.48%	12.57%

Interest Income:
Interest income	$102,741	$99,870	$93,322		$298,622	$258,662
Core interest income	102,741	99,870	93,322		298,622	258,662
Interest Expense:
Interest expense	46,627	45,861	38,028		136,968	97,293
Core interest expense	46,627	45,861	38,028		136,968	97,293
Other Income:
Other income	10,774	12,176	9,883		32,336	30,229
Gain on former bank premises and equipment	—	—	—		(50)	—
Loss on sale of securities	13	—	—		14	62
Gain on sale of branch	—	—	(932)		—	(932)
Gain on extinguishment of debt	—	—	(517)	—	—	(1,458)
Core other income	10,787	12,176	8,434		32,300	27,901
Other Expense:
Other expense	42,450	43,110	38,607		128,082	116,988
Acquisition-related expenses	(319)	(419)	(2)		(1,453)	(173)

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Core conversion expenses	(511)	—	—	(511)	—
Core other expense	$41,620	$42,691	$38,605	$126,118	$116,815

Efficiency Ratio:
Other expense (a)	$42,450	$43,110	$38,607	$128,082	$116,988
Core other expense (c)	$41,620	$42,691	$38,605	$126,118	$116,815
Net interest and other income (1) (b)	$66,901	$66,185	$65,177	$194,004	$191,660
Core net interest and other income (1) (d)	$66,901	$66,185	$63,728	$193,954	$189,270
Efficiency ratio (a/b)	63.45%	65.14%	59.23%	66.02%	61.04%
Core efficiency ratio (c/d)	62.21%	64.50%	60.58%	65.02%	61.72%

Total Average Interest-Earnings Assets	$6,363,995	$6,291,616	$6,071,129	$6,300,814	$5,890,433

Net Interest Income:
Net interest income	$56,114	$54,009	$55,294	$161,654	$161,369
Loan discount accretion	$(705)	$(1,695)	$(2,419)	$(3,185)	$(7,390)
Net interest income excluding loan discount accretion	$55,409	$52,314	$52,875	$158,469	$153,979

Net interest margin (2)	3.51%	3.45%	3.61%	3.43%	3.66%
Net interest margin excluding loan discount accretion (2)	3.46%	3.34%	3.46%	3.36%	3.49%
Net interest spread (2)	2.54%	2.47%	2.68%	2.46%	2.79%
Net interest spread excluding loan discount accretion (2)	2.50%	2.37%	2.53%	2.39%	2.62%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an actual day count convention.

b1BANK.com